UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2018

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 2, 2018, the Board of Directors (the "Board") of NETGEAR, Inc. ("NETGEAR") elected Bradley Maiorino to serve as a member of the Board and also appointed Mr. Maiorino to serve as a member of both the Audit Committee and the Cybersecurity Committee of the Board, effective immediately.
Upon joining the Board, Mr. Maiorino received a grant of two thousand eight hundred and thirty-one (2,831) restricted stock units, which will vest on the date of NETGEAR’s 2019 Annual Meeting of Stockholders (but in no event will such restricted stock units vest less than fifty (50) weeks from the date of grant), subject to Mr. Maiorino continuing to serve as a member of the Board until such date. NETGEAR and Mr. Maiorino also entered into NETGEAR's standard Indemnification Agreement for directors.
On July 3, 2018, NETGEAR issued a press release announcing the appointment of Mr. Maiorino to the Board. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, Dated July 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2018

NETGEAR, INC.

By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development,
General Counsel and Secretary